EXHIBIT 23.2(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of AllyMe Group, Inc. (formerly known as WeWin Group Corp. and Makh Group Corp.) of our report dated April 17, 2018 relating to our audit of the December 31, 2017 financial statements of AllyMe Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Salt Lake City, Utah
April 23 , 2019